UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/16/2007

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	510388133
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

505 University Avenue, Suite 1400, Toronto, Ontario, Canada	M5G 1X3
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.02.	Unregistered Sales of Equity Securities.

Between February 16, 2007 and March 29, 2007 API Nanotronics Corp. (the “Company”) accepted subscriptions for 2,315,270 shares of its common stock for $1.85 per share sold to investors located outside the United States in private placement transactions, which were made pursuant to Regulation S under the Securities Act of 1933 and were exempt from registration under such act. The below chart sets forth the dates of the sales, the names of the various investors, the proceeds of such sales and the amount of shares purchased by the investors. No underwriter was involved in such sales and the gross proceeds of such sales were $4,283,250.

Date of Sale	Investor	Subscription Amount	Number of Shares of Common Stock
02/16/07	Angelika Tiemann	$111,000	60,000
02/16/07	Gisela Dietrich	$185,000	100,000
02/16/07	Aton Select Fund Ltd.	$1,998,000	1,080,000
02/19/07	Nimrodel Marketing Ltd.	$203,500	110,000
02/21/07	Collisto Capital Corp.	$250,000	135,135
02/21/07	Travers Enterprises	$250,000	135,135
02/23/07	Executor Capital Inc.	$277,500	150,000
3/29/07	VP Bank (Switzerland) Ltd.	$1,008,250	545,000

TOTAL		$4,283,250	2,315,270

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2007	API NANOTRONICS CORP.

	By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chief Executive Officer

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